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                                                                   EXHIBIT 10.21

                           [Color Kinetics Letterhead]

                                                  December 14, 2001



Graham & Liz Allison
69 Pinehurst Road
Belmont, MA 02478

Dear Graham & Liz,

      In connection with your purchase of $1,000,000.00 in Series E Preferred shares of Color Kinetics Incorporated (the "Company"), the Company agrees to use its best efforts after the closing of the Series E Financing to secure the election of one person nominated by you and mutually agreed upon by the Company to the Company's Board of Directors.

We look forward to continuing our successful relationship with you.

Sincerely,

/s/ George G. Mueller

George G. Mueller
Chairman & CEO

Color Kinetics Incorporated
10 Milk Street, Suite 1100
Boston, MA 02108
george@colorkinetics.com